Exhibit 99.1

FIRST KEYSTONE CORPORATION ANNOUNCES
FIRST KEYSTONE NATIONAL BANK
FILES APPLICATION TO CONVERT TO A
PENNSYLVANIA-CHARTERED BANK AND TRUST COMPANY

BERWICK, PA, July 1, 2010 ---- On July 1, 2010, First Keystone National Bank, the wholly-owned subsidiary of First Keystone Corporation, filed an application with the Pennsylvania Department of Banking to convert from a national banking association to a Pennsylvania state-chartered bank and trust company. If approved, the conversion likely will take place late third quarter of 2010, and the converted bank will operate under the name First Keystone Bank and Trust Company.

The bank has filed an application to convert for several reasons including:

-	Anticipated cost savings with respect to overhead assessments by the Pennsylvania Department of Banking compared to the bank’s current regulator, the Office of the Comptroller of the Currency;
-	Parity authority which allows Pennsylvania state-chartered banks to maintain competiveness with federally-chartered banking institutions;
-	Easier communication and better service is anticipated from the Pennsylvania Department of Banking as a local banking regulatory agency; and
-	Better access and opportunity for statutory amendments relevant to the Pennsylvania banking industry through the Pennsylvania General Assembly.

The shareholders of First Keystone Corporation and the customers of First Keystone National Bank will not experience any impact if the conversion is approved. There will be no change in the products and services offered by the bank nor will any products or services be discontinued.

First Keystone National Bank, an independently owned community bank since 1864, presently operates 15 full service offices in Columbia (5), Luzerne (5), Montour (1) and Monroe (4) Counties providing banking and trust services.  In Monroe County, the Bank trades as Pocono Community Bank, a division of First Keystone National Bank.

In addition to historical information, this press release may contain forward-looking statements.  Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the business strategy due to changes in current or future market conditions; the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the inability to achieve acquisition-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, deteriorating economic conditions. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission